UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       February 15, 2005
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     a) On February 15, 2005, the Executive Compensation Committee of Applebee's International, Inc. (the "Company") approved the fiscal 2004 cash bonuses to be paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company (the "Named Executive Officers") under the Company's existing cash bonus plans. The amounts to be paid are as follows:
Lloyd Hill, CEO - $554,500; Dave Goebel, President and COO - $271,200; Steve Lumpkin, CFO - $280,300; John Cywinski, Chief Marketing Officer - $201,300; and Lou Kaucic, Chief People Officer - $155,400. The Committee also approved cash payments under a three-year performance share cycle earned for 2004. Cash amounts awarded were as follows: Mr. Hill - $370,882; Mr. Lumpkin - $123,618; Mr. Cywinski - $98,900; and Mr. Kaucic - $123,618. Mr. Goebel was not eligible for this performance share cycle.

     (b) On February 15, 2005, the Executive Compensation Committee of the Company approved the fiscal 2005 base salary, cash bonus potential and other incentive compensation for the Named Executive Officers as follows:


--------------------- ------------------- ------------------------------- --------------------- ----------------------
                                                                          Stock Option Grants     Restricted Stock
        Name             Base Salary           Cash Bonus Potential               (1)                Grants (2)
--------------------- ------------------- ------------------------------- --------------------- ----------------------
Lloyd Hill                  $800,000      up to 125% of base salary               141,000                27,000
Dave Goebel                 $460,000      up to 100% of base salary                87,000                17,000
Steve Lumpkin               $415,000      up to 85% of base salary                 56,500                10,500
John Cywinski               $405,000      up to 70% of base salary                 53,500                10,500
Lou Kaucic                  $320,000      up to 65% of base salary                 42,500                 8,350


(1) Granted pursuant to the Company's Amended and Restated 1995 Equity Incentive Plan. The stock options will be granted in equal quarterly installments during fiscal 2005 beginning March 1, 2005 and all options will vest 3 years from the date of the first grant in March, 2005.
(2) Granted effective March 1, 2005, pursuant to the Company's Amended and Restated 1995 Equity Incentive Plan. The restricted stock is subject to a three-year restriction period from its date of grant.

     Mr. Hill, Mr. Lumpkin and Mr. Kaucic have written employment agreements with the Company that are filed as exhibits with the Company's appropriate periodic filing under the Securities Exchange Act of 1934. Their base salary, cash bonus and incentive compensation is set each year by the Executive Compensation Committee. They may participate in the Company's FlexPerx program, Executive Retirement Plan and Executive Health Plan and other benefit programs provided to employees generally, based on each plan's eligibility requirements. The FlexPerx program, Executive Retirement Plan and Executive Health Plan are also filed as exhibits with the Company's appropriate periodic filing under the Securities Exchange Act of 1934.

     Mr. Goebel and Mr. Cywinski do not have written employment agreements with the Company. Their base salary, cash bonus and other incentive compensation is set each year by the Executive Compensation Committee. They may participate in the Company's FlexPerx program, Executive Retirement Plan, Executive Health Plan and other benefit programs provided to employees generally, based on each plan's eligibility requirements. Mr. Goebel and Mr. Cywinski have both entered into the Company's standard forms of Change in Control and Non-Compete Agreement, which have been filed as exhibits with the Company's appropriate periodic filings under the Securities Exchange Act of 1934.




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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:  February 23, 2005

                                        APPLEBEE'S INTERNATIONAL, INC.


                                By:      /s/ Steven K. Lumpkin
                                        ----------------------------------------
                                        Steven K. Lumpkin
                                        Executive Vice President and
                                        Chief Financial Officer







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